UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2013

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed with respect to the Form 8-K filed on March 4, 2013 for the purpose of correctly identifying Homeward Residential, Inc. in Mr. Bricker’s biography contained in the second paragraph thereof and to correct other typographical errors in such paragraph.  Except for such revisions made to Mr. Bricker’s biography, all other information included on this Form 8-K/A is identical to the Form 8-K filed on March 4, 2013.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of David Bricker

On March 2, 2013, PHH Corporation (“PHH” or the “Company”) announced that David Bricker, age 51, was appointed Senior Vice President and Chief Accounting Officer of the Company.  In his capacity as Chief Accounting Officer, Mr. Bricker will report to Robert B. Crowl, Executive Vice President and Chief Financial Officer of the Company.

Mr. Bricker joined the Company in February, 2013 as Senior Vice President, Finance.  Prior to joining the Company, Mr. Bricker was with Homeward Residential, Inc., where he served as Senior Vice President — IPO Program Office since 2012.  Prior to joining Homeward Residential, Mr. Bricker served with Mirror Lake Partners, LLC, a financial services consulting firm serving the mortgage and banking industries, from 2008 to 2012 as Co-Founder and Managing Partner.  Mr. Bricker was previously with GMAC from 1997 to 2007, where he served in a succession of senior executive positions in finance, management and accounting, including Chief Financial Officer and Senior Vice President — RFG/GMAC ResCap, Chief Financial Officer and Senior Vice President/Director — GMAC Residential and Senior Vice President and Chief Accounting Officer — GMAC Residential.  Mr. Bricker received his B.S. in Accounting and Finance from Drexel University.  He is a member of the Pennsylvania Institute of Certified Public Accountants.

Pursuant to Mr. Bricker’s employment offer letter, Mr. Bricker is receiving an annualized base salary of $275,000. Mr. Bricker is also eligible to participate in the PHH Corporation Management Incentive Plan (the “MIP”) with a 2013 MIP target award of $165,000 prorated based on Mr. Bricker’s employment commencement date.  In addition, Mr. Bricker is also receiving a sign-on bonus of $120,000, half of which has already been paid to Mr. Bricker following the commencement of his employment and the balance of which will be paid following the one year anniversary of the commencement of his employment with the Company.

Additionally, for each share of PHH common stock that Mr. Bricker purchased on the open market during the first open trading window following the commencement of his employment, he is entitled to receive, subject to the approval of the Human Capital and Compensation Committee, a restricted stock unit (a “Matching RSU”) under the 2005 Equity and Incentive Plan that will vest one year after the date of grant provided that Mr. Bricker remains employed with the Company through the vesting date. The maximum number of Matching RSUs that will be granted is 10,000.

Mr. Bricker is also participating in PHH’s benefits plans as in effect from time to time and perquisites similar to those provided to PHH’s other executive officers as approved by the Human Capital and Compensation Committee from time to time, including a company-leased vehicle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
Name: William F. Brown
Title: Senior Vice President, General Counsel and Secretary
Dated: March 20, 2013